SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of report (Date of earliest event reported) May 3, 1999

                     One Financial Place Limited Partnership
             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                 (State or Other Jurisdiction of Incorporation)

                                                         0-13441 04-2807084
          (Commission File Number) (I.R.S. Employer Identification No.)

              One International Place, Boston, Massachusetts 02110
               (Address of Principal Executive Offices) (Zip Code)

                                                           (617) 330-8600
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

         On May 3, 1999, the property owned by Financial Place 1994 Limited Partnership (the "Operating Partnership"), the entity in which the Registrant held an interest, was foreclosed upon. As previously reported, the loans encumbering the property were in default and the value of the property was not sufficient to enable the loans to be refinanced or the property to be sold for sufficient value. After unsuccessful attempts by the Registrant and its partners in the Operating Partnership to structure a loan modification with the lenders, the lenders proceeded with their efforts to foreclose on the property.

         As a result of the foreclosure, the Registrant no longer holds any assets and will be dissolved and liquidated in accordance with the terms of the partnership agreement.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of May, 1999.

                         ONE FINANCIAL PLACE LIMITED PARTNERSHIP

                         By:  Winthrop Financial Co., Inc.
                              General Partner

                              By: /s/ Michael L. Ashner
                                      Michael L. Ashner
                                      Chief Executive Officer